Exhibit 99.1

Sanuwave Announces Q2 FY2026 Financial Results

Q2 2026 revenues were $9.7 million, down 3% from $10.1 million in Q2 2025.

Q2 2026 gross margin was 76.2%, versus 78.1% in Q2 2025.

GAAP Operating (Loss) Income was $(0.3) million for Q2 2026 versus $1.4 million in Q2 2025.

EDEN PRAIRIE, MN, August 6, 2026 (GLOBE NEWSWIRE) -- Sanuwave Health, Inc. (the "Company" or "Sanuwave”) (NASDAQ: SNWV), a leading provider of next-generation FDA-cleared wound care products, is pleased to provide its financial results for the three months ended June 30, 2026.

Quarter ended June 30, 2026

•Revenue for the three months ended June 30, 2026, totaled $9.7 million, an decrease of 3%, as compared to $10.1 million for the same period of 2025. Revenue for the three months ended June 30, 2026 was slightly above the high end of the revised guidance provided on June 16, 2026.
•82 Ultramist® systems were sold in Q2 2026 down from 116 in Q2 2025, and from 97 in Q1 2026.
•Ultramist® applicator revenue increased by 13% to $7.3 million in Q2 2026, versus $6.4 million for the same quarter last year.
•Gross margin as a percentage of revenue amounted to 76.2% for the three months ended June 30, 2026, versus 78.1% for the same period last year.
•For the three months ended June 30, 2026, operating (loss) income totaled $(0.3) million, compared to $1.4 million in Q2 2025.
•Net loss for the second quarter of 2026 was $0.7 million. This compares to net income of $0.6 million in the second quarter of 2025.
•Adjusted EBITDA [1] for the three months ended June 30, 2026, was $1.2 million versus Adjusted EBITDA of $3.2 million for the same period last year.

“2026 has been a challenging period for the advanced wound care market,” said Morgan Frank, CEO. “Despite this, Q2 was another all time record for Ultramist applicator unit volumes, which increased 13% sequentially from Q1 and 27% year on year. We take this to be a strong sign of ongoing demand for and confidence in the Ultramist system as a treatment modality for complex and non-healing wounds. As previously discussed, system sales were negatively impacted in the quarter both by ongoing stress in our customer base from CMS reimbursement changes and recoupments around allografts and by the emergence of a significant market for used Ultramist systems, which led to lower than expected sales by the Company. As a result, applicator sales accounted for approximately 75% of revenues in the quarter, a number above our target range of 60-65%. The silver lining on that seems to be that demand for systems during the quarter remained fairly robust if one includes our estimation of used sales on top of those sold by the Company. Moving on to the CMS proposed rule for 2027 97610 reimbursement announced this July, obviously, this is neither what we were hoping for nor what we expected, especially in light of having just had a 14% increase in our proposed reimbursement rate in the HOPD setting come out a couple of weeks prior. While Sanuwave wholeheartedly supports CMS’s goal of accurate, data driven payment, we have some material disagreements with the methodology, process, and assumptions utilized by CMS in their proposed rule for 2027 and, as one might expect, will be active in the comment period to seek reconsideration before a final rule is issued. Our goal in this comment period will be to ensure that the data that drives this decision is both accurate and complete and that it reflects the full practitioner costs (and the systemic benefits) of providing treatment under 97610, which is, of course, the intent of these rules. We believe that we have a strong case to make and, with the support of a great many customers and academic institutions and thought leaders who have reached out with gracious offers to help, we plan to make it vigorously.”

Certain percentages presented in this earnings release are calculated from the underlying whole-dollar amounts and therefore may not recalculate from the rounded numbers used for disclosure purposes.

Financial Outlook

Owing to market conditions including the Medicare reimbursement developments discussed above, Sanuwave is withdrawing its previously issued fiscal year 2026 guidance which should no longer be relied upon. The Company will not provide quarterly or annual guidance until there is greater clarity on these topics and expects to reassess after CMS publishes its final rule which is anticipated in the fourth quarter of 2026.

As previously announced, a business update will occur via conference call on August 7, 2026 at 8:30 a.m. EST. Materials for the conference call are included on the Company’s website at http://www.sanuwave.com/investors.

Telephone access to the call will be available by dialing the following numbers:

Toll Free:1-800-274-8461
Toll/International: 1-203-518-9814
Conference ID: SANUWAVE

OR use the link for instant telephone access to the event.

https://viavid.webcasts.com/starthere.jsp?ei=1771327&tp_key=110b588de5

A replay will be made available through August 21, 2026:
Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Access ID: 11162356

[1] This is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” and the reconciliations in this release for further information.

About Sanuwave
Sanuwave Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

Sanuwave's end-to-end wound care portfolio of regenerative medicine products and product candidates helps restore the body’s normal healing processes. Sanuwave applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in our financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). These financial measures are considered "non-GAAP financial measures" and are intended to supplement, and should not be considered as superior to, or a replacement for, financial measures presented in accordance with U.S. GAAP.

The Company uses Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA to assess its operating performance. Adjusted EBITDA is Earnings before Interest, Taxes, Depreciation and Amortization adjusted for the change in fair value of derivatives and any significant non-cash or infrequent charges. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or infrequent items. These non-GAAP financial measures are presented in a consistent manner for each period, unless otherwise disclosed. The Company uses these measures for the purpose of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. These measures also help the Company to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to U.S. GAAP measures, allows them to see the Company’s results through the eyes of management, and to better understand its historical and future financial performance. These non-GAAP financial measures are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other U.S. GAAP measures.

EBITDA, Adjusted EBITDA, Adjusted Gross Margin Percentage and Adjusted Operating Income have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, some of these limitations are that EBITDA and Adjusted EBITDA:

•Do not reflect every expenditure, future requirements for capital expenditures or contractual commitments.
•Do not reflect all changes in our working capital needs.
•Do not reflect interest expense, or the amount necessary to service our outstanding debt.

As presented in the U.S. GAAP to Non-GAAP Reconciliations section below, the Company’s non-GAAP financial measures exclude the impact of certain charges that contribute to our net income (loss).

Forward-Looking Statements
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, and plans for future business development activities. Forward-looking statements include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are: reductions, clawbacks, or recoupments of CMS reimbursement for skin substitutes, allografts, or other advanced wound care products, and their effect on customer behavior and capital budgets; the financial distress, closure, or liquidation of wound care practices and the resulting impact on demand for the Company's systems; the emergence and growth of a secondary market for used Ultramist systems and the cannibalizing effect of such resales on sales of new systems; the Company's ability to qualify, train, and support new users acquiring systems through the secondary market, and the related regulatory, quality, and product-liability considerations; the Company's ability to sustain applicator and consumable volumes and convert system placements into recurring consumable revenue; risks associated with regulatory oversight; the Company's ability to manage its capital resources; competition; and the other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com

SELECTED FINANCIAL DATA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025

Revenue	$9,739	$10,054	$19,358	$19,387
Cost of Revenues	2,315	2,206	4,502	4,164

Gross Margin	7,424	7,848	14,856	15,223
Gross Margin %	76.2%	78.1%	76.7%	78.5%

Total operating expenses	7,704	6,410	16,260	13,184
Operating (Loss) Income	$(280)	$1,438	$(1,404)	$2,039

Total other expense	(396)	(887)	(711)	(7,606)

Net (Loss) Income	$(682)	$551	$(2,121)	$(5,567)

NON-GAAP ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025

Net (Loss) Income	$(682)	$551	$(2,121)	$(5,567)
Non-GAAP Adjustments:
Interest expense	518	1,939	1,064	3,848
Depreciation and amortization [1]	313	226	607	493
EBITDA	149	2,716	(450)	(1,226)

Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	-	(990)	-	3,911
Other non-cash or infrequent charges:
Stock-based compensation	1,572	1,132	3,143	2,116
State & local sales tax [2]	(532)	329	(194)	705
Sale of excess inventory	-	-	(220)	-
Adjusted EBITDA	$1,189	$3,188	$2,279	$5,506

1 Depreciation and amortization excludes amortization of right-of-use (ROU) leases. Prior period amounts have been retroactively revised to conform to this presentation. This change had no effect on previously reported GAAP results.
2 The charges represent a non-recurring state and local sales tax expense related to the restatement of prior period financial statements.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$9,376	$11,959
Accounts receivable, net of allowance of $1,617 and $1,265, respectively	5,801	5,422
Inventory	7,070	5,934
Prepaid expenses and other current assets	954	1,312
Total Current Assets	23,201	24,627
Non-Current Assets:
Property and equipment, net	2,255	1,972
Right of use assets, net	953	390
Intangible assets, net	2,887	3,026
Goodwill	7,260	7,260
Secured revolving credit facility debt issuance costs, net	49	68
Total Non-current Assets	13,404	12,716

Total Assets	$36,605	$37,343

LIABILITIES
Current Liabilities:
Current portion of secured term loan, net of debt issuance costs	$5,599	$5,638
Accounts payable	3,308	3,251
Accrued expenses	8,605	8,382
Current portion of operating lease liabilities	5	157
Current portion of contract liabilities	632	388
Accrued interest	17	24
Other	7	7
Total Current Liabilities	18,173	17,847
Non-current Liabilities:
Secured term loan, net of current portion and debt issuance costs	12,922	15,667
Secured revolving credit facility	655	655
Operating lease liabilities, less current portion	1,525	854
Contract liabilities, less current portion	543	701
Total Non-current Liabilities	15,645	17,877
Total Liabilities	$33,818	$35,724

STOCKHOLDERS’ EQUITY

Preferred Stock, par value $0.001, 5,000,000 shares authorized; 6,175 shares Series A, 293 shares Series B, 90 shares Series C and 8 shares Series D designated, respectively; no shares issued and outstanding at June 30, 2026 and December 31, 2025	$-	$-
Common stock, par value $0.001, 2,500,000,000 shares authorized; 8,602,309 and 8,588,876 issued and outstanding at June 30, 2026 and December 31, 2025, respectively	9	9
Additional paid-in capital	247,574	244,285
Accumulated deficit	(244,806)	(242,685)
Accumulated other comprehensive income	10	10
Total Stockholders’ Equity	2,787	1,619
Total Liabilities and Stockholders’ Equity	$36,605	$37,343

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025 (As Restated)	2026	2025 (As Restated)

Revenue	$9,739	$10,054	$19,358	$19,387
Cost of Revenues	2,315	2,206	4,502	4,164
Gross Margin	7,424	7,848	14,856	15,223

Operating Expenses:
General and administrative	4,902	4,368	10,152	9,211
Selling and marketing	1,923	1,674	4,322	3,205
Research and development	628	194	1,289	402
Depreciation and amortization	251	174	497	366
Total Operating Expenses	7,704	6,410	16,260	13,184

Operating (Loss) Income	(280)	1,438	(1,404)	2,039

Other (Expense) Income:
Interest expense	(518)	(1,939)	(1,064)	(3,848)
Change in fair value of derivative liabilities	-	990	-	(3,911)
Other expense	(77)	(27)	(137)	(28)
Other income	199	89	490	181
Total Other Expense, net	(396)	(887)	(711)	(7,606)

Net (Loss) Income Before Income Taxes	(676)	551	(2,115)	(5,567)

Income tax expense	6	-	6	-

Net (Loss) Income	$(682)	$551	$(2,121)	$(5,567)

(Loss) Earnings per Share:
Basic	$(0.08)	$0.06	$(0.25)	$(0.65)
Diluted	$(0.08)	$(0.04)	$(0.25)	$(0.65)
Weighted average shares outstanding
Basic	8,601,198	8,561,737	8,596,148	8,554,706
Diluted	8,601,198	9,167,846	8,596,148	8,554,706

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(In thousands, except share data)

Three Months Ended June 30, 2026
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total

Balances as of March 31, 2026	8,594,209	$9	$245,943	$(244,124)	$10	$1,838
Stock-based compensation	-	-	1,403	-	-	1,403
Stock options exercised	4,100	-	58	-	-	58
Shares issued for services rendered	4,000	-	67	-	-	67
Shares granted in lieu of board of director fees	-	-	102	-	-	102
Net loss	-	-	-	(682)	-	(682)

Balances as of June 30, 2026	8,602,309	$9	$247,574	$(244,806)	$10	$2,787

Three Months Ended June 30, 2025
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total

Balances as of March 31, 2025 (As Restated)	8,548,473	$9	$239,786	$(260,617)	$10	$(20,812)
Stock-based compensation	-	-	1,132	-	-	1,132
Stock options exercised	17,008	-	253	-	-	253
Shares granted in lieu of board of director fees	2,524	-	77	-	-	77
Net income (As Restated)	-	-	-	551	-	551

Balances as of June 30, 2025 (As Restated)	8,568,005	$9	$241,248	$(260,066)	$10	$(18,799)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(In thousands, except share data)

Six Months Ended June 30, 2026
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total

Balances as of December 31, 2025	8,588,876	$9	$244,285	$(242,685)	$10	$1,619
Stock-based compensation		-	2,842	-	-	2,842
Stock options exercised	5,433	-	77	-	-	77
Shares issued for services rendered	8,000	-	164	-	-	164
Shares granted in lieu of board of director fees	-	-	205	-	-	205
Net loss	-	-	-	(2,121)	-	(2,121)

Balances as of June 30, 2026	8,602,309	$9	$247,574	$(244,806)	$10	$2,787

Six Months Ended June 30, 2025
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total

Balance as of December 31, 2024 (As Restated)	8,543,686	$9	$238,685	$(254,499)	$10	$(15,795)
Stock-based compensation	4,787	-	2,233	-	-	2,233
Stock options exercised	17,008	-	253	-	-	253
Shares granted in lieu of board of director fees	2,524	-	77	-	-	77
Net loss (As Restated)	-	-	-	(5,567)	-	(5,567)

Balances as of June 30, 2025 (As Restated)	8,568,005	$9	$241,248	$(260,066)	$10	$(18,799)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(in thousands)	2026	2025 (As Restated)
Operating Activities:
Net loss	$(2,121)	$(5,567)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	3,143	2,106
Depreciation and amortization	607	388
Amortization of right-of-use leases	56	185
Provision for credit losses	379	131
Change in fair value of derivative liabilities	-	3,911
Amortization of debt issuance and debt discounts	111	1,062
Write-off of inventory	69	-
Loss on disposal of assets	18	-
Proceeds from tenant improvement funds	-	429
Changes in operating assets and liabilities
Accounts receivable	(757)	(650)
Inventory	(1,205)	(1,762)
Prepaid expenses and other assets	385	(1,231)
Accounts payable	(133)	274
Accrued expenses and contract liabilities	370	200
Operating leases	(100)	-
Net Cash Provided by (Used in) Operating Activities	822	(524)

Investing Activities
Purchase of property and equipment	(357)	(1,321)
Deposits on property and equipment	(35)	-
Investment in software development	(213)	-
Net Cash Used in Investing Activities	(606)	(1,321)

Financing Activities
Proceeds from exercises of stock options	77	253
Repayment of principal secured term loan	(2,875)	-
Payments of principal on finance leases	-	(149)
Net Cash (Used in) Provided by Financing Activities	(2,798)	104

Net Change in Cash During Period	(2,583)	(1,741)

Cash at Beginning of Period	11,959	10,237
Cash at End of Period	$9,376	$8,496

Supplemental Information:
Cash paid for interest	$828	$2,255
Cash paid for income taxes	$51	$-

Non-cash Investing and Financing Activities:
Right-of-use assets obtained in exchange for lease liabilities	619	430
Stock options granted in lieu of cash bonus	69	117
Purchases of property and equipment in accounts payable	191	-
Capitalize interest into senior secured debt	-	407
RSUs granted in exchange for services	-	10